UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2009
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 8, 2009, Orthofix International N.V. (the “Company”) received a final voting results report from IVS Associates, Inc., the independent inspector of election for the Company’s Special General Meeting of Shareholders held on April 2, 2009 (the “Special Meeting”).  The report indicates that at the Special Meeting, shareholders voted (i) against each proposal by Ramius Value and Opportunity Master Fund Ltd. and its affiliates (collectively, “Ramius”) to remove four incumbent members of the Company’s board of directors (the “Board”) and (ii) against a proposal by Ramius to remove any director appointed by the Board without shareholder approval from December 10, 2008 through and including the date of the Special Meeting.  As a result, no vacancies on the Board were created, and no new directors were elected to the Board at the Special Meeting.

A copy of a press release of the Company issued on April 9, 2009 relating to this matter is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated April 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Raymond C. Kolls
Raymond C. Kolls Senior Vice President, General Counsel and Corporate Secretary

Date: April 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 9, 2009